UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

ENOCHIAN BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2080 Century City East Suite 906 Los Angeles, CA 90067 (Address of principal executive offices)

+1(786) 888-1685

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ENOB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 24, 2020, Enochian Biosciences, Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders (the “Meeting”) as prescribed in the Proxy Statement filed by the Company with the Securities and Exchange Commission on May 22, 2020. At the Meeting, two proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Renè Sindlev, Mark R. Dybul, M.D., Henrik Gronfeldt-Sorensen, James Sapirstein, Evelyn D’An, Carl Sandler, Gregg Alton and Carol L. Brosgart M.D. for terms until the next annual meeting of stockholders or until each such director’s successor shall have been duly elected and qualified. The stockholders elected each of the eight directors by the following votes:

Director	Votes For	Votes Withheld	Broker Non-Votes
Renè Sindlev	31,648,472	187,111	1,543,006
Mark R. Dybul, M.D	31,630,112	205,471	1,543,006
Henrik Gronfeldt-Sorensen	31,648,472	187,111	1,543,006
James Sapirstein	31,014,600	820,983	1,543,006
Evelyn D’An	31,109,885	725,698	1,543,006
Carl Sandler	31,648,472	187,111	1,543,006
Gregg Alton	31,783,831	51,752	1,543,006
Carol L. Brosgart, M.D.	31,791,561	44,022	1,543,006

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm. The stockholders ratified Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm as follows:

Votes For	33,297,266
Votes Against	81,322
Abstentions	1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES, INC.

By:	/s/ Luisa Puche
Name: Luisa Puche Title: Chief Financial Officer

Date: June 29, 2020

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